Exhibit 99.2

INSTRUCTION FORM FOR D.E MASTER BLENDERS 1753 N.V.

Investor ID Number

This instruction form (“Instruction Form”) is being furnished to you in connection with a series of transactions previously announced by Sara Lee Corporation (“Sara Lee”), as a result of which you will receive shares in D.E MASTER BLENDERS 1753 N.V., a public company with limited liability with corporate seat in Joure, the Netherlands (“DutchCo”), as more fully described in the DutchCo prospectus included in the Registration Statement on Form F-1 of DutchCo (File No. 333-179839), initially filed with the Securities and Exchange Commission on March 1, 2012, as amended. A copy of this prospectus is enclosed with this Instruction Form. You should read this prospectus carefully before completing this Instruction Form.

Your DutchCo shares can be held in one of two ways. You can elect to have your shares held in a securities account through Euroclear Nederland, the securities depository for NYSE Euronext in Amsterdam (“Euronext Amsterdam”), where DutchCo shares are expected to be listed and traded. In order to trade your shares over Euronext Amsterdam, your shares must be held in a Euroclear Nederland account. You may alternatively opt to have your shares held in the DutchCo shareholder register maintained by Computershare, in its capacity as transfer agent. If you choose to have your shares held in the DutchCo shareholder register, no action is required at this time. However, you will not be able to trade your shares over Euronext Amsterdam until you provide Computershare with instructions to transfer your shares to a Euroclear Nederland account. Shares held in the DutchCo shareholder register may not be transferred or pledged without the written acknowledgement of DutchCo.

I/we certify that (i) I/we have complied with all requirements as stated in this Instruction Form; (ii) I/we was/were the Record Date registered holder(s) of shares of DE US, Inc. covered by this Instruction Form; and (iii) I/we have full authority to surrender to you these DE US, Inc. share(s) and give the instructions contained in this Instruction Form for the DutchCo shares.

By signing this Instruction Form, the undersigned hereby gives an irrevocable power of attorney to Computershare to sign a private deed of transfer as a result of which the DutchCo shares will be transferred into the Euroclear Nederland system and to make any necessary notifications and registrations in respect of said transfer and to do all such acts and things which may be necessary or useful in connection therewith.

  C

  DEMB Share Delivery Instructions                        DutchCo Share(s):

  (Only complete this section if you placed an X in Box 2 above)

  Euroclear Nederland Custodian / Broker Name:

  Euroclear Nederland Participant Number:

  Account Name:

  Account Number:

  For Further Credit (Enter your account information or your financial institution’s account details at their intermediary; ONLY

  COMPLETE THIS SECTION IF YOUR FINANCIAL INSTITUTION IS NOT A EUROCLEAR NEDERLAND PARTICIPANT)

  Account Name:

  Account Number:

  For The Benefit Of (Enter your account information, if not entered above)

  Beneficiary Account Name:

  Beneficiary Account Number:

  Authorized Party:

            (Print Name and Title)

  Authorized Signature:

  Contact Person:

            (Print Name)

  Contact Telephone Number:

Computershare’s and ABN AMRO Bank N.V.’s (“ABN AMRO”) ability to deliver your shares is based solely on the instructions provided by you on this form. If your shares cannot be delivered based on the instructions provided, if your Financial Institution does not provide receiving instructions, or if Computershare or ABN AMRO is otherwise unsuccessful in delivering your shares, then your shares will be entered into the DutchCo shareholder register maintained by Computershare.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER D ON THE REVERSE SIDE. PLACE AN X IN THE BOX B Transfer all of my DutchCo shares to my Financial Institution Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. X Signature of Stockholder Date Daytime Telephone # X Signature of Stockholder Date Daytime Telephone #

INSTRUCTIONS FOR COMPLETING THIS INSTRUCTION FORM

A	Sign, date and include your daytime telephone number on this Instruction Form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

B	If you want your DutchCo shares delivered to your Financial Institution, place an X in Box 2. Proceed next to Box 3.

C	Provide DutchCo Share Delivery Instructions only if you placed an X in Box 2.

D	PLEASE SIGN IN BOX 4 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 4 and sign to certify. Please note that Computershare may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. To avoid backup withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the “Important Tax Information” document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc.) to avoid withholding. If you are a non - U.S. Taxpayer, please complete and return the appropriate form W-8, available at www.irs.gov or by contacting Georgeson, Inc. at the phone number below.

E	Complete Box 5 only if your check for proceeds of the sale of fractional shares is to be delivered to a person other than the registered holder or to a different address.

No fractional shares will be distributed in connection with the merger of DE US, Inc. with a subsidiary of DutchCo. Computershare and ABN AMRO will sell fractional shares into the open market at prevailing prices and distribute the net cash proceeds in U.S. dollars to shareholders who would otherwise have been entitled to receive fractional shares. With respect to the sale of fractional shares, no additional action on your part is required, unless you would like the proceeds of such sale delivered to another person or to a different address.

IF YOU HAVE ANY QUESTIONS AS TO HOW TO COMPLETE THIS INSTRUCTION FORM,

CONTACT GEORGESON, INC., THE INFORMATION AGENT

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

Banks & Brokers: U.S. Toll Free: International:	1 -212-440-9800 1 -888-666-2594 1 -212-440-9800

WHERE TO FORWARD YOUR INSTRUCTION FORM

By Mail:	By Overnight Courier or By Hand

Computershare	Computershare
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

D SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) FILL IN the space below. Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW Under penalties of perjury. I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien). EXEMPT PAYEE Please check appropriate box: Individual/sole proprietor C Corporation S Corporation Partnership Trust/estate Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership) ? Enter appropriate tax classification here Other See enclosed Instructions E Special Mailing Instructions Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail check to: Name (Please Print First, Middle & Last Name) Address(Number and Street) (City, State & Zip Code) Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. Signature Date Rev. January 2011